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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference, in this Registration Statement on Form S-3 for the registration of 827,271 shares of Applied Micro Circuits Corporation's common stock, of the reference to our firm under the caption "Experts" included in the Registration Statement (Form S-3 No. 333-92431) and the incorporation by reference therein of our report dated April 21, 1999, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation, included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP

January 12, 2000
San Diego, California